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                                                                      EXHIBIT 23



                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference into the previously filed registration statements on Form S-8 (File Nos. 33-8881, 33-15616, 33-26329, 33-29918, 33-35067, 33-37236, 33-41933,
33-55656, 33-68188, 33-58359, 33-60437, 333-10003, 333-33249, 333-83677,
33-30007, 33-68208, 33-58351, 333-33265, 333-10005, 333-33251, 333-83669,
33-22464, 33-29440, 33-51416, 333-51872, 333-51906, 333-52202, 333-55126,
33-68186, 33-58353, 33-58355, 33-60435, 333-33291, 333-64095, 33-21241,
333-42371, 333-64103, 333-81275, 333-87967, 333-81277, 333-83673 and
333-83681) and on Form S-3 (File Nos. 33-61853, 333-31548, 333-87449,
333-51790, 333-63802, 333-66096 and 333-68548) of our report dated February
26, 2001, on the financial statements of Novazyme Pharmaceuticals, Inc. for the year ended December 31, 2000 and for the period from inception (April 16, 1999) to December 31, 1999 and 2000, included in the Form 8-K of Genzyme Corporation dated September 7, 2001.

/s/ Arthur Andersen LLP

Oklahoma City, Oklahoma,
  September 5, 2001